Exhibit (a)(1)

CERTIFICATE OF TRUST

OF

ACCORDANT ODCE INDEX FUND

This Certificate of Trust of Accordant ODCE Index Fund (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").

1.            Name. The name of the trust formed hereby is Accordant ODCE Index Fund.

2.            Registered Office; Registered Agent. The business address of the Trust’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3.            Investment Company. The Trust will be a registered investment company under the Investment Company Act of 1940, as amended.

4.            Effective Date. This Certificate of Trust shall be effective at 12:30 p.m. Eastern time on September 1, 2023.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ David Canter
Name: David Canter
Title: Trustee

/s/ R. Byron Carlock, Jr.
Name: R. Byron Carlock, Jr.
Title: Trustee

/s/ Geoffrey Dohrmann
Name: Geoffrey Dohrmann
Title: Trustee

/s/ Dan McNamara
Name: Dan McNamara
Title: Trustee

/s/ Greg Stark
Name: Greg Stark
Title: Trustee